COMISION NACIONAL DEL MERCADO DE VALORES

Paseo de la Castellana, 19

28046 – Madrid –

Madrid/Rome, 3 de agosto de 2007

Muy Sres. nuestros:

En cumplimiento de lo dispuesto en el Art. 82 de la Ley 24/1988, de 28 de Julio, del Mercado de Valores, ACCIONA, S.A. y ENEL ENERGY EUROPE S.r.l.. comunican lo siguiente

INFORMACION RELEVANTE

Con fecha 3 de agosto de 2007, ACCIONA, S.A. and  ENEL ENERGY EUROPE, S.r.l. han interpuesto recurso de alzada contra determinadas condiciones impuestas por el Acuerdo del Consejo de Administración de la Comisión Nacional de la Energía de fecha 4 de julio de 2007, (Hecho  Relevante número  81914 de 4 de julio), por el que se concedía a  ACCIONA, S.A. y ENEL ENERGY EUROPE S.r.l. autorización para la adquisición de las acciones de ENDESA, S.A. que resultasen de la liquidación de la Oferta Pública de Adquisición de acciones, por no considerar adecuadas determinadas condiciones impuestas.

Los recurrentes consideran que la interposición del recurso de alzada no afecta al desarrollo de la Oferta pues los Oferentes cumplirán las condiciones establecidas si no se lleva a cabo su modificación, revocación o pierden su eficacia por otra causa, tal y como expresamente se indica en el apartado IV.4.2 del folleto explicativo de la oferta registrado en la CNMV.

Dear Sirs,

Pursuant to what it is established in Art. 82 of Law 24/1988, dated July 28, of the Securities Market, ACCIONA, S.A. and ENEL ENERGY EUROPE S.r.l. report the following

MATERIAL INFORMATION

On August 3, 2007, ACCIONA, S.A. and ENEL ENERGY EUROPE, S.r.l. have filed an administrative appeal against certain conditions imposed by the Resolution of the Board of Directors of the National Energy Commission dated July 4, 2007, (Relevant Fact number 81914 of July 4), by means of which, ACCIONA, S.A. and  ENEL ENERGY EUROPE S.r.l. were authorized to acquire ENDESA, S.A.´s shares through the settlement of the Tender Offer, for considering that certain of the conditions imposed are not adequate.

The appellants consider that the filing of the administrative appeal does not affect the development of the Tender Offer because the Offerors shall comply with the conditions established even if the conditions are not modified, repealed or made ineffective, as expressly mentioned in section IV.4.2 of the takeover bid prospectus filed with CNMV.

Atentamente/Yours faithfully,
ACCIONA, S.A. P.p. _________________________	ENEL ENERGY EUROPE S.r.l. P.p. _______________________